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                                                                  EXHIBIT 11(a)

                               CONSENT OF COUNSEL

                           AIM TAX-EXEMPT FUNDS, INC.



              We hereby consent to the use of our name and to the reference to our firm under the caption "General Information - Legal Counsel" in the Prospectus for the AIM High Income Municipal Fund, a portfolio of AIM Tax-Exempt Funds, Inc. (the "Company"), and under the caption Miscellaneous Information - Legal Matters in the Statement of Additional Information for the Company, which is included in Post-Effective Amendment No. 6 to the Registration Statement under the Securities Act of 1933 (No. 33-66242) and Amendment No. 7 to the Registration Statement under the Investment Company Act of 1940 (No. 811-7890) on Form N-1A of the Company.




                                         /s/ BALLARD SPAHR ANDREWS & INGERSOLL



Philadelphia, Pennsylvania
October 1, 1997